As filed with Securities and Exchange Commission on June 14, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IRONWOOD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

04-3404176

(I.R.S. Employer Identification Number)

301 Binney Street, Cambridge, MA 02142

(Address of Principal Executive Offices)

Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan

(Full Title of the Plans)

Halley E. Gilbert
Vice President & General Counsel
301 Binney Street
Cambridge, Massachusetts 02142

(Name and Address of Agent for Service)

(617) 621-7722

(Telephone Number, Including Area Code for Agent for Service)

Please send copies of all communications to:

Paul M. Kinsella
Ropes & Gray LLP
Prudential Tower

800 Boylston Street
Boston, Massachusetts 02199-3600
(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed	Amount of
Title of Securities to be	Amount to be	Offering Price Per	Maximum Aggregate	Registration
Registered	Registered (1)	Share (2)	Offering Price (2)	Fee
Class A Common Stock, $0.001 par value per share	4,310,613	$12.10	$52,158,417.30	$7,114.41

(1)         This Registration Statement covers an aggregate of 4,310,613 shares of the Registrant’s Class A Common Stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to awards granted under the equity plan identified above (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act of 1933”) this Registration Statement also covers such additional shares of Common Stock as may be issued pursuant to the provisions of the Plan to which this Registration Statement relates.

(2)         Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the Nasdaq Global Select Market on June 13, 2013 to be $11.95 and $12.25, respectively.

EXPLANATORY NOTE

The Registrant increased the number of shares of its Common Stock available for issuance under its Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan by 4,310,613 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-165231) filed with the Securities and Exchange Commission (the “Commission”) on March 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, Commonwealth of Massachusetts, on June 14, 2013.

IRONWOOD PHARMACEUTICALS, INC.

By:	/s/ Peter M. Hecht
Peter M. Hecht
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Peter M. Hecht, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities identified and on June 14, 2013:

Signature	Title

/s/ Peter M. Hecht	Chief Executive Officer and Director
Peter M. Hecht	(Principal Executive Officer)

/s/ Michael J. Higgins	Chief Operating Officer & Chief Financial Officer
Michael J. Higgins	(Principal Financial Officer & Principal Accounting Officer)

/s/ Bryan E. Roberts	Chairman of the Board
Bryan E. Roberts

/s/ George H. Conrades	Director
George H. Conrades

/s/ Joseph C. Cook, Jr.	Director
Joseph C. Cook, Jr.

/s/ David A. Ebersman	Director
David A. Ebersman

/s/ Marsha H. Fanucci	Director
Marsha H. Fanucci

/s/ Terrance G. McGuire	Director
Terrance G. McGuire

/s/ Edward P. Owens	Director
Edward P. Owens

/s/ David E. Shaw	Director
David E. Shaw

/s/ Christopher T. Walsh	Director
Christopher T. Walsh

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan. Filed as Exhibit 4.1 to Registration Statement on Form S-8 filed with the Commission on October 12, 2012.

5.1	Opinion of Ropes & Gray LLP. Filed herewith.

23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm. Filed herewith.

24	Power of attorney (included on the signature page of this registration statement). Filed herewith.